Exhibit 21

American Pharmaceutical Agents, Inc. (Virginia)

Dendrite Asia Pacific Pte Ltd, (Korea)

Dendrite Asia Pacific Pty. Ltd. (Singapore)

Dendrite Australia Pty. Ltd. (Australia)

Dendrite Austria GmbH (Austria)

Dendrite Belgium S.A. (Belgium)

Dendrite Brasil Ltda. (Brazil)

Dendrite Canada Ltd. (Canada)

Dendrite Colombia LTDA (Colombia)

Dendrite Deutschland GmbH (Germany)

Dendrite Europe Limited (United Kingdom)

Dendrite France S.A. (France)

Dendrite Hellas S.A. (Greece)

Dendrite Information Consulting (Shanghai) Co., Ltd.

Dendrite Interactive Marketing, LLC (Delaware)

Dendrite International Services Company (Delaware)

Dendrite International, Inc. (New Jersey)

Dendrite Italia Srl (Italy)

Dendrite Japan LLC (Japan)

Dendrite Korea Inc. (Delaware)

Dendrite México, S. de R. L. de C. V. (Mexico)

Dendrite Netherlands BV (Netherlands)

Dendrite Netherlands Finance B.V. (Netherlands)

Dendrite New Zealand Ltd. (New Zealand)

Dendrite Portugal (Portugal)

Dendrite Software India Private Limited (India)

Dendrite Sp. z o.o. (Poland)

Dendrite Spain S.A. (Spain)

Dendrite Turkey Inc. (Delaware)

MDM Acquisition LLC (Delaware)

MDM o.o.o. (Russia)

New ST, Inc. (Delaware)

Schwarzeck Verlag GmbH (Germany)

Synavant do Brasil Ltda.(Brazil)

Synavant LLC (Delaware)

Synavant Portugal (Portugal)

Synavant Turkey (Turkey)

Uto Brain LLC (Japan)